[Fidelity Investments logo]

October 1, 2021

State Street Bank and Trust Company Channel Center Building CCB/5 Boston, MA 02111

Re:

Custodian Agreement made as of the 1st day of January, 2007 between each of the Investment Companies listed on Appendix “A” thereto, (each a “Fund” and collectively the “Funds”) and State Street Bank and Trust Company (the “Custodian”), and the Side Letter Agreement (the “Side Letter Agreement”) to the Custodian Agreement dated October 11, 2013.

Ladies and Gentlemen:

This letter and the enclosed (i) Appendix “A” to the Custodian Agreement (“Appendix A”) and (ii) Schedule A to the Side Letter Agreement (“Schedule A”), are being delivered to the Custodian pursuant to Section 9.06 of the Custodian Agreement and Section 5 of the Side Letter Agreement, respectively.

The following funds, which are exchange traded funds, desire to become a party to the Custodian Agreement and the Side Letter Agreement, and the Custodian desires to provide the services set forth in the Custodian Agreement and the Side Letter Agreement  to such funds, effective October 5, 2021:

Fidelity Clean Energy ETF Fidelity Cloud Computing ETF Fidelity Digital Health ETF

Fidelity Electric Vehicles and Future Transportation ETF

When Appendix A and Schedule A are countersigned by the Custodian, the funds noted above shall each become a “Fund” and a “Fidelity ETF” under the Custodian Agreement and the Side Letter Agreement and shall be bound by all terms and conditions and provisions of the Custodian Agreement and the Side Letter Agreement including, without limitation, the representations and warranties set forth in Section 9.04(a) of the Custodian Agreement.

If you are in agreement with the foregoing, please countersign the enclosed copies of Appendix A and Schedule A and return them to the undersigned.

Sincerely,

/s/Elvia McCormack

Elvia McCormack

Legal Product Manager

SCHEDULE A

TO CUSTODIAN AGREEMENT SIDE LETTER AGREEMENT DATED OCTOBER 11, 2013

Effective as of October 1, 2021

Fund #	Trust	Fund Name
1283	Fidelity Commonwealth Trust	Fidelity NASDAQ Composite Index ETF
6157	Fidelity Covington Trust	Fidelity Blue Chip Growth ETF
6190	Fidelity Covington Trust	Fidelity Blue Chip Value ETF
6442	Fidelity Covington Trust	Fidelity Clean Energy ETF
6443	Fidelity Covington Trust	Fidelity Cloud Computing ETF
2854	Fidelity Covington Trust	Fidelity Dividend ETF for Rising Rates
6444	Fidelity Covington Trust	Fidelity Digital Health ETF
6445	Fidelity Covington Trust	Fidelity Electric Vehicles and Future Transportation ETF
3354	Fidelity Covington Trust	Fidelity Emerging Markets Multifactor ETF
6339	Fidelity Covington Trust	Fidelity Growth Opportunities ETF
2853	Fidelity Covington Trust	Fidelity High Dividend ETF
3088	Fidelity Covington Trust	Fidelity High Yield Factor ETF
3063	Fidelity Covington Trust	Fidelity International High Dividend ETF
3355	Fidelity Covington Trust	Fidelity International Multifactor ETF
3064	Fidelity Covington Trust	Fidelity International Value ETF
2855	Fidelity Covington Trust	Fidelity Low Volatility Factor ETF
6340	Fidelity Covington Trust	Fidelity Magellan ETF
2856	Fidelity Covington Trust	Fidelity Momentum Factor ETF
2574	Fidelity Covington Trust	Fidelity MSCI Communication Services Index ETF
2566	Fidelity Covington Trust	Fidelity MSCI Consumer Discretionary Index ETF
2567	Fidelity Covington Trust	Fidelity MSCI Consumer Staples Index ETF
2568	Fidelity Covington Trust	Fidelity MSCI Energy Index ETF
2569	Fidelity Covington Trust	Fidelity MSCI Financials Index ETF
2570	Fidelity Covington Trust	Fidelity MSCI Health Care Index ETF
2571	Fidelity Covington Trust	Fidelity MSCI Industrials Index ETF
2572	Fidelity Covington Trust	Fidelity MSCI Information Technology Index ETF
2573	Fidelity Covington Trust	Fidelity MSCI Materials Index ETF
2735	Fidelity Covington Trust	Fidelity MSCI Real Estate Index ETF
2575	Fidelity Covington Trust	Fidelity MSCI Utilities Index ETF
6079	Fidelity Covington Trust	Fidelity New Millennium ETF
6414	Fidelity Covington Trust	Fidelity Preferred Securities & Income ETF
2857	Fidelity Covington Trust	Fidelity Quality Factor ETF
6341	Fidelity Covington Trust	Fidelity Real Estate Investment ETF
6342	Fidelity Covington Trust	Fidelity Small-Mid Cap Opportunities ETF
3356	Fidelity Covington Trust	Fidelity Small-Mid Multifactor ETF
5027	Fidelity Covington Trust	Fidelity Stocks for Inflation ETF
6415	Fidelity Covington Trust	Fidelity Sustainability U.S. Equity ETF
6044	Fidelity Covington Trust	Fidelity U.S. Multifactor ETF
2858	Fidelity Covington Trust	Fidelity Value Factor ETF
6416	Fidelity Covington Trust	Fidelity Women’s Leadership ETF
2720	Fidelity Merrimack Street Trust	Fidelity Corporate Bond ETF
6353	Fidelity Merrimack Street Trust	Fidelity Investment Grade Bond ETF
6354	Fidelity Merrimack Street Trust	Fidelity Investment Grade Securitized ETF

Fund #	Trust	Fund Name
2721	Fidelity Merrimack Street Trust	Fidelity Limited Term Bond ETF
3089	Fidelity Merrimack Street Trust	Fidelity Low Duration Bond Factor ETF
2722	Fidelity Merrimack Street Trust	Fidelity Total Bond ETF

Each of the Investment Companies Listed Above, on behalf of each of their Respective Portfolios

By:

/s/Craig Brown

 Craig Brown

Assistant Treasurer

Fidelity Equity and High Income Funds

Fidelity Fixed Income and Asset Allocation Funds

State Street Bank and Trust Company

By:

/s/Jason O’Neill

Name:

Jason O’Neill

Title:

Vice President